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                                                                     EXHIBIT 5.2




                       November 17, 2004








Capital Auto Receivables, Inc.
200 Renaissance Center
Detroit, Michigan 48265

Central Originating Lease Trust
c/o Central Originating Lease, LLC
200 Renaissance Center
Detroit, Michigan 48265


         Re:      CAPITAL AUTO RECEIVABLES, INC.
                  REGISTRATION STATEMENT ON FORM S-3 (No. 333-120252) CENTRAL ORIGINATING LEASE TRUST
                  REGISTRATION STATEMENT ON FORM S-1 (No.  333-120252-01)

         We have acted as special counsel to Capital Auto Receivables, Inc., a Delaware corporation (the "Company"), and Central Originating Lease Trust, a Delaware statutory trust ("COLT"), in connection with the above-referenced Registration Statements (together with the exhibits and any amendments hereto and the prospectus supplements described therein, the "Registration Statements"), filed by the Company and COLT with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Securities (the "Securities") and by COLT of Secured Notes (as defined below).

         Three different base prospectuses and prospectus supplements are contained in the Registration Statements. One prospectus and related prospectus supplement (the "Owner Trust Prospectus") pertains to offerings of asset backed notes and/or certificates secured by loan receivables issued by various Capital Auto Receivables Asset Trusts (each, a "CARAT Trust"). A second prospectus and related prospectus supplement (the "Grantor Trust Prospectus") pertains to offerings of asset backed certificates secured by loan receivables issued by GMAC Grantor Trusts. The third prospectus and related prospectus supplement (the "Secured Note Prospectus") pertains to offerings of asset backed notes and/or certificates by various CARAT Trusts that are secured by secured notes issued by COLT. This opinion relates only to the Secured Note Prospectus and its exhibits contained in the Registration Statements.

         As described in the Secured Note Prospectus, the Securities issued pursuant to the Secured Note Prospectus and related secured note prospectus supplements will be (i) Asset

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November 17, 2004
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Backed Notes ("Notes") and Asset Backed Certificates ("Certificates") that will be issued in series, and (ii) secured notes that will secure the Notes and Certificates ("Secured Notes"). Each series of Notes and Certificates will be issued by a CARAT Trust, which will be a Delaware statutory trust or common law trust to be formed by the Company pursuant to a CARAT Trust Agreement (each, a "CARAT Trust Agreement") between the Company and a CARAT Owner Trustee to be specified in the related Secured Note Prospectus Supplement. Each series issued by a CARAT Trust may include one or more classes of Notes and Certificates. The Notes of any CARAT Trust will be issued pursuant to (1) a CARAT Indenture (each, a "CARAT Indenture") between the CARAT Trust and a CARAT Indenture Trustee to be specified in the related Secured Note Prospectus Supplement, (2) a CARAT Pooling and Servicing Agreement (each, a "CARAT Pooling and Servicing Agreement") between General Motors Acceptance Corporation ("GMAC") and the Company, and (3) a CARAT Trust Sale and Servicing Agreement (each, a "CARAT Trust Sale and Servicing Agreement") between the CARAT Trust, the Company and GMAC, as CARAT servicer. The Certificates of any CARAT Trust will be issued pursuant to a CARAT Trust Agreement. The Secured Notes will be issued by COLT to GMAC pursuant to a COLT Indenture (each, a "COLT Indenture") between COLT and a COLT Indenture Trustee to be specified in the related Secured Note Prospectus, and will be sold and assigned by GMAC to the Company pursuant to a CARAT Pooling and Servicing Agreement and by the Company to a CARAT Trust pursuant to a CARAT Trust Sale and Servicing Agreement.

         We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Notes and/or Certificates and the Secured Notes and in order to express the opinion stated herein, we have examined copies of the Registration Statements and, in each case as filed as an exhibit to or incorporated by reference in the Registration Statements, (a) (i) the form of CARAT Indenture (including the form of Notes and Certificates), (ii) the form of CARAT Pooling and Servicing Agreement, (iii) the form of CARAT Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Statutory Trust Act included as an exhibit thereto (a "Trust Certificate")), (iv) the form of CARAT Trust Sale and Servicing Agreement, and (v) the form of CARAT Administration Agreement between the related CARAT Owner Trustee, the related CARAT Indenture Trustee and GMAC, as administrator (collectively, the "CARAT Transfer and Servicing Agreements"), and (b) (i) the form of COLT Indenture (including the form of Secured Notes), (ii) the form of COLT Sale and Contribution Agreement between GMAC and COLT pursuant to which the lease assets securing the secured notes will be sold by COLT to GMAC, (iii) the form of COLT Servicing Agreement between GMAC and a COLT Indenture Trustee and (iv) the form of COLT Custodian Agreement between GMAC and COLT (collectively, the "COLT Agreements"). We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

         On this basis of the foregoing and on the basis of our examination of
(a) the Company's Restated Certificate of Incorporation and Amended and Restated By-laws, (b) COLT's Third Amended and Restated Declaration of Trust, dated as of March 25, 2004, by Deutsche Bank Trust Company Delaware, (c) the form of Supplement to Third Amended and Restated Declaration of Trust between COLT, LLC and the COLT Indenture Trustee and (d) Certificates

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November 17, 2004
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of the Secretary of State of the State of Delaware as to the good standing of the Company and COLT, it is our opinion that:

         (a) With respect to the Notes and Certificates of any series issued by any CARAT Trust when, as and if (i) the Registration Statements are effective pursuant to provisions of the Securities Act of 1933, as amended, (ii) the principal amount or certificate balance, price, interest rate and other principal terms of such Notes and Certificates and the forms of such Notes and Certificates have been duly established and approved by the Company's Board of Directors, (iii) the COLT Agreements and the CARAT Transfer and Servicing Agreements relating thereto have each been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, (iv) the Trust Certificate(s) for the related CARAT Trust has been duly executed by the CARAT Owner Trustee and timely filed with the Secretary of State of the State of Delaware, (v) the related CARAT Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) such Notes and Certificates have been duly executed and issued by such CARAT Trust and authenticated by the CARAT Indenture Trustee or the CARAT Owner Trustee, as appropriate, and sold by the Company, all in accordance with the terms and conditions of the related COLT Agreements and the CARAT Transfer and Servicing Agreements and in the manner described in the Registration Statements, such Notes and Certificates will have been duly authorized by all necessary action of such CARAT Trust and will have been legally issued, fully paid and nonassessable and, with respect to the Notes, will be binding obligations of such CARAT Trust in accordance with their terms and entitled to the benefits of the related COLT Agreements and the related CARAT Transfer and Servicing Agreements, except as the same may be limited by Title 11 of the United States Code or other bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement or creditors' rights or the relief of debtors, as may be in effect from time to time, or by general principles of equity.

         (b) With respect to the Secured Notes when, as and if (i) the Registration Statements are effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the Secured Notes have been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, (iii) the COLT Agreements relating thereto have each been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, (iv) the related COLT Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (v) such Secured Notes have been duly executed and issued by COLT and authenticated by the COLT Indenture Trustee or the COLT Owner Trustee, as appropriate all in the manner described in the Registration Statements, such Secured Notes will have been duly authorized by all necessary action of COLT and will have been legally issued, fully paid and nonassessable and will be binding obligations of COLT in accordance with their terms, except as the same may be limited by Title 11 of the United States Code or other bankruptcy, insolvency, reorganization, moratorium, or other laws related to or affecting the enforcement of creditors' rights or the relief of debtors, as may be in effect from time to time, or by general principles of equity.



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November 17, 2004
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         We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of securities or "Blue Sky" laws of the various states to the offer or sale of the Notes and/or Certificates and/or the Secured Notes.

         We wish to advise you that we are members of the bar of the State of New York and the opinions expressed herein are limited to the laws of the State of New York, the federal laws of the United States, the General Corporation Law of the State of Delaware and the Delaware Statutory Trust Act.

         We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statements, the filing of our opinion of even date herewith with respect to certain tax matters as Exhibit 8.2 to the Registration Statements, to the reference to our Firm in the Secured Note Prospectus included in the Registration Statements under the captions "FEDERAL INCOME TAX CONSEQUENCES" and "LEGAL OPINIONS" and to the reference to our Firm in the Secured Note Prospectus Supplement included in the Registration Statements under the captions "SUMMARY -- Tax Status" and "FEDERAL INCOME TAX CONSEQUENCES."

                                                   Sincerely,



                                                   MAYER, BROWN, ROWE & MAW LLP

EAR/JSH